EXHIBIT 4.30
                                                                    ------------



                     SEVERANCE AND GENERAL RELEASE AGREEMENT
                                  ("AGREEMENT")


         For good and valuable consideration, receipt of which is hereby acknowledged, and in order to resolve and settle finally, fully and completely all matters or disputes that now or may exist between them, as set forth below, the parties agree as follows:

         1. PARTIES. The parties to this Agreement are Bruce Bonini, his heirs, representatives, successors and assigns (hereinafter referred to collectively as "Employee"), and EXFO Electro-Optical Engineering Inc., and any of its parents, predecessors, successors, subsidiaries, affiliates or related companies, officers, directors, employees and/or representatives (hereinafter referred to collectively as the "Company").

         2. TERMINATION OF EMPLOYMENT. The parties agree that Employee's employment with the Company shall be terminated effective August 15, 2003. The employee shall cease the execution of his functions effective July 14, 2003. All salary, commissions, and insurance benefits shall remain in effect through August 15, 2003. The period from July 15, 2003 to August 15, 2003 shall constitute the 30 days' written notice required by paragraph 3.3 of the September 1, 2000, Employment Agreement between Employee and the Company.

         3. SEVERANCE. The Company shall pay Employee 12 months' salary, commissions and commission bonuses, as provided for in paragraph 3.3 of the said Employment Agreement. The salary and commissions will be paid over 12 months at the Company's regular payroll intervals via direct deposit to any account as specified in writing by Employee through and including the December, 31, 2003 payroll. On January 15, 2003 the Company will pay the Employee the remaining balance in a lump sum wired to the


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same Employee account as specified by the Employee. Schedule of payment appears in Attachment A that is an integral part hereof.

         4. BENEFITS. For the 12 month severance payment period or until Employee notifies the Company that he has accepted full time employment and become eligible for coverage under another employer's benefit plan whichever is earlier, the Company shall pay Employee's COBRA premiums to maintain Employee's health insurance benefits at the level he had immediately prior to the termination of his employment. Employee is responsible for electing COBRA coverage, Company will provide forms and assistance to Employee as necessary to insure timely and complete filings.

         5. NO ADDITIONAL COMPENSATION OWED. The parties agree that, except as expressly set forth in this Agreement, no further compensation, including, but not limited to, salary, bonus, benefits, or payments (hereinafter collectively referred to as "Compensation") shall be due from or paid by the Company to Employee. Additionally, Employee hereby waives and relinquishes all claims to further employment and Compensation from the Company, except as specified in this Agreement and in Section 5 of the Confidentiality, Assignment of Work Product, Non-Competition and Non- Solicitation Agreement for Sales Personnel, ("the Confidentiality Agreement") which Employee signed on April 10, 2001, and which is a schedule to the Employment Agreement.

         6. SHARE PURCHASE. Under the Share Plan for Holders of Class "F" Shares of EXFO Electro-Optical Engineering Inc. or of Shares resulting from the Conversion of the Class "F" Shares, the Company agrees that the Employee be allowed to retain his 49,324 EXFO subordinate voting shares (formerly known as the Class "F" shares) in accordance with the terms of that Plan.


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         7.       AGREEMENT NOT TO COMPETE. Employee and Company both
acknowledge that they are each bound by the Confidentiality Agreement.

         8. RELEASE OF CLAIMS. In consideration of the payments and promises contained in this Agreement, Employee releases, discharges, and forever holds the Company harmless from any and all claims, demands or suits, whether civil or criminal, at law or in equity, known or unknown, fixed or contingent, liquidated or unliquidated, arising or existing on or at any time prior to the execution of this Agreement. Such released claims include claims relating to or arising out of (i) Employee's employment with the Company, (ii) any written employment agreements between Employee and the Company; (iii) Employee's separation from employment with the Company, and (iv) all claims known or unknown that have been asserted, or that could be asserted, by Employee against the Company, including but not limited to claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, and the Americans with Disabilities Act.

         9. NO ADMISSION OF LIABILITY. This Agreement shall not in any way be construed as an admission by the Company of any acts of wrongdoing or violation of any statute, law, or legal right.

         10. RETURN OF PROPERTY. Employee shall immediately return all equipment, manuals, property, and documents in his possession which belong to, relate to, or refer to the Company, including all files, programs and passwords stored electronically or otherwise. Company acknowledges that the Employee has met this requirement and that Company has signed for receipt of all if it's property as documented in the "Employee Exit Inventory" sheet signed by Employee and Company representative, Mr. Louis Metoyer, on July 22, 2003 at the EXFO America offices at 1201 Richardson Dr. Suite 260, Richardson, Texas 75080.


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         11.      CONFIDENTIALITY. Employee will keep the fact, terms, and
amount of this Agreement completely confidential except to the extent that such information may become public knowledge as a result of required disclosure by the Company; and except as necessary to consult with Employee's accountant, tax advisor or attorney and will not disclose any information concerning this Agreement or the terms of the underlying settlement unless he is obliged to disclose same pursuant to a court order. Employee recognizes that this confidentiality provision is material to the Company's decision to enter into this Agreement.

         12. SCOPE OF AGREEMENT. Employee represents and agrees that he has had a reasonable time to review the Agreement and consult with an attorney if he chooses, that he fully understands all the provisions of the Agreement, and that he is voluntarily entering into this Agreement.

         13. NO ASSIGNMENT OF CLAIMS. Employee represents that he has not transferred or assigned, to any person or entity, any claim involving the Company or any portion thereof, or interest therein.

         14. BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon the Company and upon Employee and his heirs, administrators, representatives, executors, successors and assigns.

         15. CONTROLLING LAW. This Agreement is made and entered into within the State of Texas and shall in all respects be interpreted, enforced, and governed under the laws of the State of Texas.

         16. SEVERABILITY. Should any provision of this Agreement be declared or determined to be illegal or invalid by any government agency or court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected and such provisions shall remain in full force and effect.


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         17.      ENTIRE AGREEMENT. This Agreement sets forth the entire
agreement between the parties, and fully supersedes any and all prior agreements, understandings, or representations between the parties pertaining to the subject matter of this Agreement except to the extent noted in Sections 5 and 7 herein with regard to the Confidentiality Agreement.

Employee represents and acknowledges that in executing this Agreement, he does not rely, and has not relied, upon any representation(s) by the Company or its agents except as expressly contained in this Agreement.

         18. REVOCATION RIGHTS. Employee understands that he may revoke this Agreement within seven days after execution. By signing below, Employee confirms that he: (a) has read this Agreement carefully and completely; (b) has been given a period of at least 21 days to consider and review this Agreement;
(c) is aware of his right to consult with legal counsel and acknowledges that he has had ample opportunity to do so; and (d) understands all the provisions contained in this Agreement.

         MY SIGNATURE BELOW MEANS THAT I HAVE READ THIS RELEASE AND SETTLEMENT AGREEMENT AND AGREE AND CONSENT TO ALL THE TERMS AND CONDITIONS CONTAINED IN THE AGREEMENT.

                                    EMPLOYEE


Dated: AUGUST 8, 2003               /s/ BRUCE E. BONINI
       --------------               -------------------


                                     COMPANY


Dated:_________________________     /s/ GERMAIN LAMONDE
                                    -------------------


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
                                  Attachment A
                               Schedule of payment

                      Type of Pay                          Pay Period   Base Salary  Avg. Commissions   Pay Date        Status
-----------------------------------------------------------------------------------------------------------------------------------
30 Day Notification Pay (1st half) & Actual Commissions    7/31/2003     $6,250.00       $4,464.21      7/31/2003        Paid
           30 Day Notification Pay (2nd half)              8/15/2003     $6,250.00                      8/15/2003     To be Paid
 Start of Twelve Month Severance Pay & Avg. Commissions    8/30/2003     $6,250.00       $6,530.67      8/30/2003     To be Paid
             Continuation of severance pay                 9/15/2003     $6,250.00                      9/15/2003     To be Paid
    Continuation of severance pay & Avg. Commissions       9/30/2003     $6,250.00       $6,530.67      9/30/2003     To be Paid
             Continuation of severance pay                 10/15/2003    $6,250.00                     10/15/2003     To be Paid
    Continuation of severance pay & Avg. Commissions       10/30/2003    $6,250.00       $6,530.67     10/30/2003     To be Paid
             Continuation of severance pay                 11/15/2003    $6,250.00                     11/15/2003     To be Paid
    Continuation of severance pay & Avg. Commissions       11/31/2003    $6,250.00       $6,530.67     11/31/2003     To be Paid
             Continuation of severance pay                 12/15/2003    $6,250.00                     12/15/2003     To be Paid
    Continuation of severance pay & Avg. Commissions       12/31/2003    $6,250.00       $6,530.67     12/31/2003     To be Paid
          Balance of severance (final payment)             1/15/2004    $93,950.00      $45,714.69      1/15/2004     To be Paid


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